UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 30, 2011

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2011 (the “Closing Date”), Cash America International, Inc., a Texas corporation (the “Company”), and its direct and indirect domestic subsidiaries as guarantors (collectively, the “Guarantors”), entered into a $330 million Credit Agreement (the “New Credit Agreement”) with a syndicate of financial institutions as lenders, Wells Fargo Bank, National Association as Administrative Agent (the “Agent” or “Wells Fargo”), JPMorgan Chase Bank, N.A. as Syndication Agent, and KeyBank, National Association as Documentation Agent. The New Credit Agreement provides for revolving credit facilities totaling $280 million permitting revolving credit loans, including a multicurrency subfacility, subject to the terms and conditions of the New Credit Agreement, and a term loan of $50 million that amortizes in part prior to the maturity of the revolving borrowings under the New Credit Agreement. Revolving credit loans and the term loan under the New Credit Agreement are senior unsecured obligations of the Company and mature on March 31, 2015.

The New Credit Agreement replaces the Company’s existing (a) First Amended and Restated Credit Agreement dated February 24, 2005, as further amended, with a syndicate of financial institutions as lenders and Wells Fargo, as Administrative Agent and Swing Line Lender, JPMorgan Chase Bank, N.A. as Syndication Agent, and U. S. Bank National Association, KeyBank National Association and Union Bank of California, N.A, as Co-Documentation Agents for a domestic line of credit in the amount of $300 million and (b) Credit Agreement dated November 21, 2008 with a syndicate of financial institutions, as lenders, and Wells Fargo, as Administrative Agent, for the issuance of $38 million of senior unsecured long-term variable rate notes, consisting of term loan debt (collectively, the “Prior Credit Agreements”). The Company refinanced (i) the term loan under the Prior Credit Agreements in the original principal amount of $38 million, which had $26 million outstanding on the Closing Date, with a portion of the proceeds of a $50 million term loan extended under the New Credit Agreement and (ii) all outstanding revolving credit loans under the Company’s domestic line of credit on the Closing Date and had an initial draw of $137 million under new revolving credit facilities available under the New Credit Agreement. The Prior Credit Agreements were terminated effective as of the Closing Date.

Borrowings under the New Credit Agreement bear interest annually at a rate of interest equal to either (i) LIBOR (for one, two, three or six months, as selected by the Company) plus a margin specified in the New Credit Agreement or (ii) the Base Rate (as described below), provided, in the case of borrowing made in Mexican Pesos, the interest rate is determined differently from other multi-currency borrowings under the New Credit Agreement and is based on market rates for Mexican Peso deposits plus an applicable specified margin. Base Rate is defined as (i) the greater of (a) the Agent’s prime rate, (b) the federal funds effective rate plus 0.5% or (c) one month LIBOR plus 1% plus (ii) a margin specified in the New Credit Agreement that fluctuates depending upon the Company’s Leverage Ratio.

The New Credit Agreement also includes quarterly commitment fees equal to the applicable margin set forth in the New Credit Agreement on the unused amount of the revolving credit commitments. The New Credit Agreement provides that the proceeds of the borrowings under the New Credit Agreement shall be used to refinance indebtedness under the Prior Credit Agreements, for working capital, permitted acquisitions and for other corporate purposes not in contravention of any law or the New Credit Agreement.

The New Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limitations or prohibitions on the Company’s ability to incur certain indebtedness and liens, make certain investments, enter into certain mergers and similar corporate transactions, dispose of certain assets, and make certain distributions. The New Credit Agreement also contains restrictive covenants regarding the Company’s maximum leverage ratio, minimum fixed charge coverage ratio and minimum net worth (each as further described in the New Credit Agreement). In addition, the New Credit Agreement contains customary events of default.

In connection with the entry into the New Credit Agreement, on the Closing Date the Company also entered into a Standby Letter of Credit Agreement (the “LC Agreement”) with Wells Fargo for an amount not to exceed $20 million. Under the LC Agreement, Wells Fargo will issue standby letters of credit on behalf of the Company and/or designated Guarantors. In the event that an amount is paid by the issuing bank under a stand-by letter of credit, it will be due and payable by the Company on demand, and amounts due by the Company under the LC Agreement will bear interest annually at a rate that is the lesser of (a) 2% above Wells Fargo’s prime rate or (b) the maximum rate of interest permissible under applicable laws. The LC Agreement also requires the Company to pay quarterly fees equal to the applicable margin set forth in the LC Agreement on the undrawn amount of the credit outstanding.

The foregoing descriptions of the New Credit Agreement and the LC Agreement are qualified in their entirety by the complete terms and conditions of the New Credit Agreement and the LC Agreement, each of which is incorporated herein by reference as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The disclosure in Item 1.01 is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure in Item 1.01 is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit	Description

10.1	Credit Agreement dated as of March 30, 2011 among Cash America International, Inc., Wells Fargo Bank, National Association, and certain lenders named therein in the aggregate principal amount of $330,000,000

10.2	Standby Letter of Credit Agreement dated as of March 30, 2011 among Cash America International, Inc. and Wells Fargo Bank, National Association(1)

(1)	Pursuant to 17 CFR 240.24b-2, portions of this exhibit have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: April 5, 2011	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement dated as of March 30, 2011 among Cash America International, Inc., Wells Fargo Bank, National Association, and certain lenders named therein in the aggregate principal amount of $330,000,000

10.2	Standby Letter of Credit Agreement dated as of March 30, 2011 among Cash America International, Inc. and Wells Fargo Bank, National Association(1)

(1)	Pursuant to 17 CFR 240.24b-2, portions of this exhibit have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.